Exhibit 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
NationsHealth Holdings, LLC

We have audited the accompanying consolidated and combined balance sheets of NationsHealth Holdings, LLC as of December 31, 2003 and 2002, and the related consolidated and combined statements of operations, members’ deficiency and cash flows for each of the two years in the period ended December 31, 2003 and from inception (July 3, 2001) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of NationsHealth Holdings, LLC as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 and from inception (July 3, 2001) to December 31, 2001, in conformity with U.S. generally accepted accounting principles.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida

February 26, 2004 except for Notes 5 and 6,
as to which the date is June 29, 2004

NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED BALANCE SHEETS

	June 30, 2004	December 31,
		2003	2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$781,192	$1,412,139	$91,150
Certificate of deposit	100,000	—	—
Accounts receivable, net of allowance of approximately $8,322,000, $3,526,000 and $129,000	6,526,660	2,761,477	345,068
Inventories	1,663,230	833,794	317,334
Costs related to billings in process, net	2,088,136	854,038	88,597
Prepaid expenses and other	146,830	31,942	11,292
Total current assets	11,306,048	5,893,390	853,441
Property and Equipment	1,338,194	683,522	85,913
Deferred Merger Costs	1,933,372	—	—
Other Assets	348,926	51,959	37,531
Total assets	$14,926,540	$6,628,871	$976,885

LIABILITIES AND MEMBERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$10,086,322	$4,123,944	$1,610,645
Accounts payable, related party	4,352,578	953,996	—
Accrued expenses	3,474,849	1,062,578	96,551
Overadvance facility	1,000,000	—	—
Accrued interest on notes payable to members	171,059	—	38,729
Refundable deposit	75,000	100,000	—
Total current liabilities	19,159,808	6,240,518	1,745,925

Long-Term Debt:
Lines of credit	3,484,182	800,000	372,000
Notes payable to members	1,343,323	1,343,323	963,679
Total long-term debt	4,827,505	2,143,323	1,335,679

Commitments, Contingencies and Other Matters	—	—	—

Members’ Deficiency:
Preferred members’ interests — voting	400,000	400,000	—
Preferred members’ interests — nonvoting	3,740,470	3,740,470	—
Class B interests	35,308	35,308	—
Accumulated deficit	(13,236,551)	(5,930,748)	(2,104,719)
Total members’ deficiency	(9,060,773)	(1,754,970)	(2,104,719)
Total liabilities and members’ deficiency	$14,926,540	$6,628,871	$976,885

See notes to consolidated and combined financial statements.

NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Year Ended December 31,		Inception (July 3, 2001) to December 31, 2001
	2004	2003	2003	2002
	(Unaudited)
Revenue:
Net sales	$30,699,841	$9,713,416	$25,072,520	$2,531,477	$—
Prescription card fees, net	1,184,834	176,209	654,076	9,944	—
Other	—	—	—	—	37,635
	31,884,675	9,889,625	25,726,596	2,541,421	37,635
Cost of Sales	10,901,887	5,546,334	10,206,181	1,661,732	—
Gross Profit	20,982,788	4,343,291	15,520,415	879,689	37,635
Operating Expenses:
Customer acquisition and related costs	11,302,500	1,704,113	6,233,185	885,286	216,741
Personnel costs	6,655,855	1,759,599	6,126,781	1,000,892	—
Provision for doubtful accounts	5,595,403	993,307	3,794,310	181,174	—
Selling, general and administrative	4,220,173	874,163	2,871,901	608,452	69,040
Depreciation and amortization	204,137	37,567	121,244	14,233	—
	27,978,068	5,368,749	19,147,421	2,690,037	285,781
Loss from Operations	(6,995,280)	(1,025,458)	(3,627,006)	(1,810,348)	(248,146)

Other Income (Expenses):
Interest income	2,046	—	2,418	—	—
Interest expense	(312,569)	(77,389)	(201,441)	(44,995)	(1,230)
	(310,523)	(77,389)	(199,023)	(44,995)	(1,230)
Net Loss	$(7,305,803)	$(1,102,847)	$(3,826,029)	$(1,855,343)	$(249,376)

See notes to consolidated and combined financial statements.

NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF MEMBERS’ DEFICIENCY

	Preferred Members’ Interests— Voting	Preferred Members’ Interests— Nonvoting	Class B Interest	Accumulated Deficit	Total
Inception (July 3, 2001) to December 31, 2001:	$—	$—	$—	$—	$—
Net Loss	—	—	—	(249,376)	(249,376)
Balance, December 31, 2001	—	—	—	(249,376)	(249,376)

Year ended December 31, 2002:
Net loss	—	—	—	(1,855,343)	(1,855,343)
Balance, December 31, 2002	—	—	—	(2,104,719)	(2,104,719)

Year ended December 31, 2003:
Conversion of notes payable to members’ capital	400,000	—	35,308	—	435,308
Sale of membership interest, net of offering costs		3,740,470	—	—	3,740,470
Net loss	—	—	—	(3,826,029)	(3,826,029)
Balance, December 31, 2003	400,000	3,740,470	35,308	(5,930,748)	(1,754,970)

Six Months Ended June 30, 2004 (Unaudited):
Net loss	—	—	—	(7,305,803)	(7,305,803)
Balance, June 30, 2004 (Unaudited)	$400,000	$3,740,470	$35,308	$(13,236,551)	$(9,060,773)

See notes to consolidated and combined financial statements.

NATIONSHEALTH HOLDINGS, LLC

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Year Ended December 31,		Inception (July 3, 2001) to December 31, 2001
	2004	2003	2003	2002
	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,305,803)	$(1,102,847)	$(3,826,029)	$(1,855,343)	$(249,376)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	204,137	37,567	121,244	14,233	—
Provision for doubtful accounts	5,595,403	993,307	3,794,310	181,174	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(9,360,586)	(1,822,841)	(6,210,719)	(526,242)	—
Inventories	(829,436)	91,312	(516,460)	(317,334)	—
Costs related to billings in process	(1,234,098)	(154,174)	(765,441)	(88,597)	—
Prepaid expenses and other assets	(421,753)	(7,151)	(35,078)	(42,097)	(6,726)
Increase (decrease) in:
Accounts payable and accrued expenses	7,051,370	1,451,544	3,440,597	1,731,923	14,001
Accounts payable, related party	3,398,582	—	953,996	—	—
Refundable deposit	(25,000)	—	100,000	—	—
Net cash and cash equivalents used in operating activities	(2,927,184)	(513,283)	(2,943,580)	(902,283)	(242,101)
Cash Flows from Investing Activities:
Purchase of certificate of deposit	(100,000)	—	—	—	—
Acquisition of property and equipment	(848,911)	(331,309)	(718,853)	(97,416)	(2,730)
Net cash and cash equivalents used in investing activities	(948,911)	(331,309)	(718,853)	(97,416)	(2,730)
Cash Flows from Financing Activities:
Proceeds from member notes payable	—	377,037	1,647,805	1,125,346	272,827
Net draws on overadvance facility and lines of credit	3,684,182	428,000	428,000	372,000	—
Proceeds from sale of membership interest	—	—	4,000,000	—	—
Payment of deferred merger costs, net	(439,034)	—	—	—	—
Payment of offering costs	—	—	(259,530)	—	—
Principal payments on member notes payable	—	—	(832,853)	(408,360)	(26,133)
Net cash and cash equivalents provided by financing activities	3,245,148	805,037	4,983,422	1,088,986	246,694
Net Increase (Decrease) in Cash and Cash Equivalents	(630,947)	(39,555)	1,320,989	89,287	1,863
Cash and Cash Equivalents, Beginning	1,412,139	91,150	91,150	1,863	—
Cash and Cash Equivalents, Ending	$781,192	$51,595	$1,412,139	$91,150	$1,863
Supplemental Disclosure of Cash Flow Information:
Interest paid	$113,067	$32,732	$240,170	$44,995	$1,230
Non-Cash Investing and Financing Activities:
Conversion of member notes payable to members’ capital	$—	$435,308	$435,308	$—	$—
Deferred merger costs incurred	$1,494,338	$—	$—	$—	$—

See notes to consolidated and combined financial statements.

NATIONSHEALTH HOLDINGS, LLC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

NationsHealth Holdings LLC (NHH), its wholly-owned subsidiary, United States Pharmaceutical Group LLC (USPG) and NationsHealth Supply LLC (Supply), an affiliate under common ownership, (collectively the “Company”) were formed as follows:

NHH was organized as a Florida limited liability company on September 18, 2002, under the name NationsHealth LLC. On November 17, 2002, NationsHealth LLC changed its name to NationsHealth Holdings, LLC.

USPG was incorporated on July 3, 2001 as United States Pharmaceutical Group, Inc. under the laws of Delaware and had the authority to issue 1,000,000 shares of common stock with a par value of $.001 per share. As of December 31, 2002, United States Pharmaceutical Group, Inc. had 3,000 shares issued and outstanding. On January 28, 2003, USPG converted from a corporation to a Delaware limited liability company and changed its name to United States Pharmaceutical Group LLC. On February 19, 2003, the membership interest in USPG was assigned to NHH, making USPG a wholly-owned subsidiary of NHH.

The equity ownership interests of NHH and USPG were owned or controlled by a common group of members. Accordingly, these entities are considered to be under common control, and the accompanying financial statements include the accounts and results of operations of all the affiliated entities from inception.

Members of NHH also converted certain notes payable to members’ capital in the amount of $435,308 to capitalize NHH.

Supply was formed as a Florida limited liability company in October 2002.

On October 30, 2003, NHH sold a 4% interest in NHH for $4,000,000 to a Fortune 500 healthcare company (see Note 6) under a preferred member interest purchase agreement.

Business

The Company provides direct-to-consumer diabetes testing supplies and related products and prescription respiratory medications primarily to Medicare eligible customers.

The Company also distributes discount prescription cards to customers which entitle the customer to receive a discount on certain prescription drugs.

Principles of Consolidation and Combination

The consolidated and combined financial statements include the accounts of NationsHealth Holdings, LLC and its wholly-owned subsidiary, United States Pharmaceutical Group LLC, and NationsHealth Supply LLC, a company under common control. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition

The Company recognizes revenues related to product sales upon shipment to customers who have placed orders, provided that risk of loss has passed to the customer and the Company has received and verified the required written forms, if applicable, to bill Medicare, other third-party payors, and customers. Revenue is recorded at amounts expected to be collected from Medicare, other third-party payors and directly from customers. For those product sales where product shipment has occurred but the Company has not yet received the required written forms, revenue is not recognized in that accounting period, but is deferred and then recognized in the accounting period in which those documents are collected and verified. The costs related to these billings in process, which are primarily comprised of inventory costs, are deferred and charged to expense in the accounting period that the related revenue is recognized.

Revenue for Medicare reimbursement is calculated based on government-determined prices for Medicare-covered items. Revenue amounts billed in excess of the government-determined reimbursement prices are excluded from revenue and, therefore, contractual allowances are not significant. Medicare reimbursements are subject to review by appropriate government regulators. Medicare reimburses at 80% of the government-determined reimbursement prices for reimbursable supplies. The Company bills the remaining balance to either third-party payors or directly to customers. Revenue from Medicare represents in excess of 60% of net revenue in the accompanying consolidated and combined financial statements.

Pursuant to the Company’s discount prescription drug card program, the Company receives a fee each time a customer uses the card and pays an administrative fee for the processing of these transactions. The revenue is presented net of related costs in the accompanying financial statements. These costs were approximately $302,000 and $50,000 for the years ended 2003 and 2002, respectively, and approximately $485,000 and $98,000 for the six months ended June 30, 2004 and 2003, respectively (unaudited).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. These estimates include assessing the allowance for doubtful accounts, determination of appropriate Medicare reimbursement rates, and the valuation of inventories. Actual results could differ from those estimates.

Unaudited Financial Information

The accompanying financial statements as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 are unaudited. However, in the opinion of management, such financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations and cash flows for such periods. Results of interim periods are not necessarily indicative of results to be expected for an entire year.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable.

Cash and Cash Equivalents

The Company maintains deposit balances at financial institutions that, from time to time, may exceed federally insured limits. At December 31, 2003, the Company had deposits in excess of federally insured limits of approximately $2,367,000. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company does business and extends credit based on an evaluation of the financial condition of the third party payors and customers generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. A significant portion of accounts receivable is owed by Medicare, substantially all of which is expected to be collected in full. The balance of accounts receivable is primarily due from third party payors or customers and is subject to credit risk. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances based on historical collection, write-off experience, current trends, credit policy, and an analysis of accounts receivable by category.

Inventories

Inventories are comprised of diabetes and respiratory medical supplies and are stated at the lower of cost, determined on the average cost method, or market.

Costs Related to Billings in Process

Due to the medical nature of the products the Company provides, customers, on occasion, request supplies before the Company has received the required written forms, if applicable, to bill Medicare and other third party payors. As a result, the Company has deferred the costs related to such billings in process. This includes the cost of the inventory shipped to customers for which the Company has received an order, has not yet received required written documents and, therefore, has not recognized revenue. These costs are presented net of a valuation allowance ($355,000 as of June 30, 2004 (unaudited) and $183,000 as of December 31, 2003 and $17,000 as of December 31, 2002) based upon the Company’s historical experience with the collection of documents required to bill Medicare and other customers, and are charged to cost of sales at the time the related revenue is recognized.

Property and Equipment

Property and equipment is stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

Deferred Merger Costs

Merger costs consist of legal, accounting and other costs related to the proposed merger transaction (see Note 2). Upon completion of the merger transaction, the Company expects to deduct these costs from the proceeds of the related equity capital received, or if the merger is not completed, they will be charged to expense. Upon execution of the merger agreement, the Company received $250,000 from the merger target for costs relating to the merger, which has been recorded as a reduction of the deferred merger costs. This amount is refundable if the merger agreement is terminated under certain circumstances, as defined in the merger agreement.

Customer Acquisition and Related Costs

These represent the costs incurred by the Company in the development of its customer base resulting from marketing activities related to the discount prescription card program. These costs are primarily comprised of advertising, promotion, call center and data collection expenses. Such costs are charged to expense as incurred because they are only indirectly associated with the sale of product and services, and therefore not of a direct-response nature, and are internally developed costs associated with the Company’s intangible assets, primarily the customer base.

Income Taxes

Pursuant to the Internal Revenue Code and regulations thereunder, the Company is treated as a partnership for Federal income tax purposes. Accordingly, the members report their distributive share of income, deductions, gain, loss, credits and specifically allocated items on their respective income tax returns. Therefore, the Company has not incurred federal income tax and the accompanying financial statements do not include a provision for federal income tax. See Note 10 for information as if the Company had been taxed as a corporation for each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001.

Advertising Costs

Advertising costs, which primarily related to television airtime, were approximately $4,155,000 and $724,000 for each of the six month periods ended June 30, 2004 (unaudited) and June 30, 2003 (unaudited) and approximately $2,574,000, $295,000 and $74,000 for each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001, respectively.

Shipping and Handling Costs

Freight costs related to the purchase of inventory are capitalized and are included in cost of sales in the period in which the related revenue is recognized.

Shipping costs, which are included in selling, general and administrative expenses in the accompanying financial statements, were approximately $2,000,000 and $416,000 for the six months ended June 30, 2004 and 2003, respectively, and approximately $1,347,000, $160,000 and $1,000 for the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001, respectively.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash and cash equivalents, accounts receivable and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

The fair values of lines of credit and notes payable to members are estimated based on current rates offered to the Company for debt of comparable maturities and similar collateral requirements.

Segment Information

The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board issued Interpretation 46R, “Consolidation of Variable Interest Entities” an Interpretation of ARB 51. This statement requires under certain circumstances consolidation of variable interest entities (primarily joint ventures and other participating activities). The Company believes the adoption of this standard will not have a material impact on the Company’s results of operations or financial position.

In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Company’s results of operations or financial position.

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments Hedging Activities.” This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 became effective during the fourth quarter of fiscal 2003 and did not have a material impact on the Company’s results of operations or financial position.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123 as it relates to the transition by an entity to the fair value method of accounting for stock-based employee compensation. The provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

In November 2002, the Financial Accounting Standards Board issued Interpretation 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” an interpretation of SFAS No. 5, 57, and 107 and rescission of SFAS Interpretation No. 34. This statement addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. This interpretation also clarifies the requirements related to the recognition of a liability by a guarantor at the inception of a guarantee for the obligations the guarantor has undertaken in issuing that guarantee. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 became effective in the second quarter of fiscal 2003. The adoption of this statement did not have a material impact on the results of operations or financial position of the Company.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144, which is effective for fiscal years beginning after December 15, 2001 and for interim periods within those fiscal years, requires testing for recoverability of long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable. An impairment loss shall be recognized when the carrying value of a long-lived asset exceeds its fair value. The adoption of SFAS No. 144 did not have a material effect on the Company’s financial statements.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, “Accounting for Asset Retirement Obligations”. The Statement addresses accounting for and reporting obligations relating to the retirement of long lived assets by requiring that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Statement became effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the Company’s financial statements.

Also in June 2001, the Financial Accounting Standards Board issued SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 142 requires companies to account for goodwill and other intangibles in the following manner. Intangible assets which are acquired shall be recognized and measured based on fair value. Recognized intangible assets are to be amortized over their useful life. Goodwill and intangible assets determined to have an indefinite life are not amortized. Intangible assets that are not amortized and goodwill shall be tested for impairment annually. The provisions of SFAS No. 142 are to be applied in fiscal years beginning after December 15, 2001. Retroactive application is not permitted. The adoption of SFAS No. 142 did not have a material effect on the Company’s financial statements.

NOTE 2. LIQUIDITY AND PROFITABILITY CONSIDERATIONS

From inception and continuing into 2004, the Company has experienced temporary cash flow shortages due to its aggressive customer acquisition strategy and related marketing costs. As reflected in the consolidated and combined balance sheet as of June 30, 2004 (unaudited), the Company has a deficiency in working capital of approximately $7,854,000 and a members’ deficiency of approximately $9,091,000. Additionally, the Company has suffered net losses of approximately $7,306,000, $3,826,000, $1,855,000 and $249,000 for the six months ended June 30, 2004 (unaudited), each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001, respectively.

Management’s plans with regard to these matters encompass the following actions:

Liquidity

Revolving Line of Credit

To fund current cash requirements the Company entered into a revolving line of credit agreement on April 30, 2004, which was subsequently amended on June 29, 2004. See Note 6 for the terms of the revolving credit agreement.

Proposed Merger Transaction

The Company has agreed in principle to a merger plan under which NationsHealth Holdings would merge with a wholly-owned subsidiary of a publicly traded company. The consummation of the merger is subject to the satisfaction of certain conditions, including the vote of the publicly traded Company’s stockholders. As of June 30, 2004, this company had cash resources of approximately $20,840,000, of which approximately $13,350,000 would be available to the Company for working capital purposes.

Trade Credit Expansion

Management believes it will be successful in expanding the credit lines with its current vendors, and believes that it will be successful in continuing to expand existing credit facilities and obtaining additional lines of credit with new vendors.

Financing from Members

Certain members have in the past been willing to extend long term financing to the Company. These members have confirmed their intent to provide additional loans on a pro rata basis to the Company subject to customary terms and conditions for such financing to fund all working capital deficiencies, if any, until the proposed merger referred to above is completed or as necessary if the proposed merger is not completed.

Profitability

Cost Reductions

Under alternative plans of operations, management would, if considered necessary, be able to substantially reduce operating costs associated with customer acquisition activities, management compensation, and other operating costs to mitigate the effects of any temporary cash flow shortages.

Potential Sale of Intangible Assets

Management has explored the strategic alternatives associated with the sale of a portion of the Company's developed customer base in exchange for cash, and believes that substantial profits, as well as cash, could be available from such transactions.

Summary

Management believes that the actions presently being taken by the Company provide the opportunity for the Company to improve liquidity and profitability. However, there can be no assurances that management's plans will be achieved.

NOTE 3. OPERATING AGREEMENT

The Company operates its business under significant provisions of the second amended and restated operating agreement (the "Agreement") entered into as of October 30, 2003, including the following:

• Term

• Allocation of Income and Loss

• Preemptive Rights

• Transfer of Company Interests

• Member Interests

The Company is authorized to issue Preferred Member interests, Class B Member interests and Class C Member interests, each of which has certain rights, as defined in the Agreement.

Preferred Members, including management and certain outside members, have been granted 100% of the voting units of the Company. Preferred Member interests represent approximately 92% of the ownership of the Company as of June 30, 2004. Class B Member interests do not have voting rights or rights to approve or consent to any action of the Company, under the Agreement. The Class B interest represents approximately 8% of the ownership interest of the Company at June 30, 2004.

The Company may issue Class C Member interests to employees of the Company or to other persons providing services to the Company. Class C Member interests may not exceed an aggregate ownership percentage of 12%. Such Class C Member interests and options shall be issued pursuant to the terms of a membership unit or other equity compensation plan (the Plan) approved by the Preferred Members. As of June 30, 2004 (unaudited), no formal plan has been approved and no options have been granted; however, the Company has reserved for issuance options representing aggregate ownership interest of approximately 8% of the Company.

NOTE 4. PROPERTY AND EQUIPMENT

	Estimated Useful Life (Years)	June 30, 2004	December 31,
			2003	2002
		(Unaudited)

Office and computer equipment	5	$537,400	$259,819	$50,314
Leasehold improvements	5	295,207	196,608	—
Software	3	835,134	362,572	49,833
		1,667,741	818,999	100,147
Less accumulated depreciation		329,547	135,477	14,234
		$1,338,194	$683,522	$85,913

NOTE 5. OVERADVANCE FACILITY

Borrowings are available under an overadvance facility, with $1,250,000 available prior to July 31, 2004 and up to $5,000,000 available commencing March 1, 2005, limited by a borrowing base formula relating to the Company's earnings before interest, taxes, depreciation and amortization (EBITDA), as defined. The initial overadvance of up to $1,250,000 is due upon the earlier of the closing of the proposed merger transaction or June 29, 2005 or upon demand by the lender in the event of default, as defined. Each member of the Company has pledged guarantees limited to $312,500 each. The overadvance facility, which matures on April 30, 2007, bears interest at prime plus 4.5%, plus certain additional fees and charges, including an equity participation fee, as defined. As of June 30, 2004, the amount owed on the overadvance facility was $1,000,000.

NOTE 6. LINES OF CREDIT

	June 30, 2004	December 31,
		2003	2002
	(Unaudited)
$500,000 secured line of credit with a bank. Interest was at prime plus 1%, payable monthly. The line was repaid with the proceeds from the new revolving credit facility and terminated on April 30, 2004.	$—	$400,000	$372,000
$400,000 secured line of credit with a bank. Interest was stated at 2.5%, payable monthly. The line was repaid with the proceeds from the new revolving credit facility and terminated on April 30, 2004.	—	400,000	—
$10,000,000 maximum, limited by a borrowing base. Interest is the higher of prime plus 2.5% or 4.0%, plus certain additional fees and charges. See additional terms below.	3,484,182	—	—
	$3,484,182	$800,000	$372,000

The terminated lines of credit were repaid in full with the proceeds from a new revolving credit agreement entered into on April 30, 2004, which was subsequently amended on June 29, 2004. Under the amended agreement, the available funding is limited by a borrowing base, which is comprised of a percentage of eligible accounts receivable and inventory, as defined, up to a maximum of $10,000,000, maturing on April 30, 2007. The line is secured by substantially all assets of the Company and requires the maintenance of minimum EBITDA as defined, and fixed charge coverage ratios, as well as minimum monthly cash collections of accounts receivable and minimum available cash balances, as defined.

NOTE 7. RELATED PARTY TRANSACTIONS

Medical Benefit Distribution Agreement

Effective October 1, 2003, the Company entered into a distribution agreement with a vendor who subsequently acquired a membership interest in the Company on October 30, 2003 (see Note 1). The agreement requires that the member supply the Company with diabetes healthcare products and ancillary supplies for sale to Medicare eligible customers. The agreement expires December 31, 2006 and requires the Company to make minimum annual purchase commitments (see Note 8).

For the six months ended June 30, 2004 (unaudited) and the year ended December 31, 2003, the Company had total purchases from this member of approximately $5,296,000 and $879,000, respectively, with approximately $891,000 and $311,000 in inventories as of June 30, 2004 (unaudited) and December 31, 2003, respectively. Additionally, the Company had accounts payable to the member of approximately $4,353,000 and $954,000 as of June 30, 2004 (unaudited) and December 31, 2003, respectively.

Notes Payable to Members

	June 30, 2004	December 31,
		2003	2002
	(Unaudited)
Notes payable to members; unsecured; interest at 12% per annum; due on October 30, 2006. For each of the six month periods ended June 30, 2004 and 2003, interest expense related to the notes was approximately $171,000 and $63,000, respectively (unaudited).	$1,343,323	$1,343,323	$963,679

NOTE 8. COMMITMENTS AND CONTINGENCIES

Medicare Compliance

The Company’s compliance with Medicare and other rules and regulations may be reviewed by federal or state agencies. If the Company fails to comply with the regulations governing Medicare reimbursement, the Company would be subject to delays or loss of reimbursement, substantial fines or penalties and other sanctions. The Company frequently receives ordinary course screening audits by Medicare, and the Company believes that it has never had any instances of material noncompliance with applicable laws and regulations.

Purchase Commitments

The Company has entered into distribution agreements with several vendors. The agreements require the vendors to provide medical supplies to the Company for sale to Medicare eligible customers. The agreements expire at various times through December 31, 2008 and provide for pricing allowances based on purchase volumes and require the Company to make minimum annual purchase commitments. The agreements restrict the Company from selling medical supplies to other distributors and wholesalers. In certain instances, the Company was not in compliance with certain of these provisions; however, the Company believes that it currently has a good relationship with these vendors and is presently in substantial compliance with the terms of the agreements. One member has personally guaranteed the credit related to certain of the purchase commitments, in varying amounts up to $1,200,000. Purchase commitments are as follows:

Year ending December 31:	Related Party (See Note 7)	Other Vendors	Total
2004	$5,156,000	$5,092,000	$10,248,000
2005	14,301,000	4,050,000	18,351,000
2006	28,931,000	—	28,931,000
	$48,388,000	$9,142,000	$57,530,000

Letter of Credit

In February 2004, a major supplier required the Company to provide an irrevocable standby letter of credit in the amount of $100,000. The letter of credit is secured by a certificate of deposit. The certificate of deposit matures on January 14, 2005 and pays interest at 1.44%.

Wellpoint Agreement

On March 30, 2004, the Company entered into an exclusive service agreement (“Agreement”) with Wellpoint Pharmacy Management (“Wellpoint”). Wellpoint is an endorsed sponsor under the Medicare Prescription Drug Discount Card and Transitional Assistance Program established pursuant to the Medicare Prescription Drug Improvement and Modernization Act of 2003. As such, Wellpoint has identified USPG as its exclusive subcontractor for the provision of enrollment and customer services to persons who enroll in the prescription drug card program operated by Wellpoint. Under the Agreement, the parties provide these and certain other exclusive services for each other as set forth in the Agreement and pay each other fees for providing these services, as defined.

Service Agreement

The Company entered into a service agreement with a supplier whereby the supplier establishes and maintains a network of pharmacies and negotiates pharmaceutical pricing at pharmacies accepting the discount drug cards distributed by the Company. Under the agreement, the Company receives a fee each time a customer uses the card. The supplier receives an administrative fee that varies based on volume with a minimum of $4,000 per month. The agreement is for a term of 84 months, expiring March 31, 2008. The revenue under this agreement is presented net of related costs.

Distribution Agreement

The Company entered into a distribution agreement with a large retail pharmacy for the provision of diabetic supplies to the Company’s customers. Under the agreement, the Company’s customers can obtain diabetic supplies directly from the retail pharmacy. The Company must purchase diabetic supplies from the retail pharmacy at the net price paid by the retail pharmacy to its wholesaler. As consideration for entering into the agreement, the Company must pay minimum dispensing fees, as defined, to the retail pharmacy. The agreement is for a term of 36 months, expiring February 27, 2007. In April 2004, the Company began the pilot phase of its retail pharmacy diabetic supplies program.

Operating Leases

The Company leases its operating facilities and certain equipment under noncancelable operating leases expiring at various dates through September 1, 2010. In February 2004, the Company entered into a lease for an additional approximately 19,000 square feet of office and distribution space; such rent will be recognized on a straight-line basis over the life of the lease. Future minimum payments are estimated as follows:

Year ending December 31:
2004	$360,000
2005	645,000
2006	630,000
2007	645,000
2008	664,000
Thereafter	1,124,000
$4,068,000

Rent expense for each of the six month periods ended June 30, 2004 and 2003 (unaudited) was approximately $220,000 and $100,000, respectively. Rent expense for each of the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001 was approximately $215,000, $68,000 and $13,000, respectively.

NOTE 9. MAJOR SUPPLIERS

The Company purchases medical supplies for sale to Medicare eligible customers from several suppliers that constitute a significant portion of the Company’s purchases and accounts payable for the six month period ended June 30, 2004 and 2003, respectively (unaudited), and the years ended December 31, 2003 and 2002, respectively. The major suppliers are as follows:

	Percentage of Purchases	Amount of Purchases	Percentage of Accounts Payable	Amount of Accounts Payable
Six Months Ended June 30, 2004 (Unaudited)
Supplier A	42%	$5,296,000	30%	$4,353,000
Supplier D	12%	1,452,000	3%	481,000
	54%	$6,748,000	30%	$4,834,000

Six Months Ended June 30, 2003 (Unaudited)
Supplier B	32%	$1,545,000	7%	$164,000
Supplier C	24%	1,145,000	2%	39,000
Supplier D	18%	882,000	18%	422,000
	74%	$3,572,000	27%	$625,000

Year Ended December 31, 2003
Supplier B	18%	$1,895,000	2%	$99,000
Supplier C	15%	1,622,000	0%	—
Supplier D	24%	2,531,000	14%	731,000
	57%	$6,048,000	16%	$830,000

Year Ended December 31, 2002
Supplier B	27%	$539,000	18%	$282,000
Supplier C	29%	593,000	7%	115,000
Supplier D	28%	572,000	28%	457,000
	84%	$1,704,000	53%	$854,000

NOTE 10. INCOME TAXES

As discussed in Note 1, the Company is treated as a partnership for federal income tax purposes and therefore is not subject to income taxes. However, in contemplation of a potential offering or other capital transaction that would require the Company to convert to a corporation, the Company has presented a tax provision as if it were subject to income taxes.

Under these assumptions, the Company would account for income taxes using the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of temporary differences by applying the enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax bases of the existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income for the period that includes the enactment date. A valuation allowance is provided to the extent any deferred tax asset may not be realized.

The tax effects of temporary differences that would give rise to significant portions of the net deferred tax asset at December 31, 2003 and 2002 are presented below:

	December 31,
	2003	2002
Net operating loss carryforward	$765,000	$646,000
Allowance for doubtful accounts	1,360,000	50,000
Inventory reserve	39,000	6,000
Property and equipment basis differences, depreciation and amortization	(12,000)	(6,000)
Other	40,000	70,000
Total gross deferred tax asset	2,192,000	766,000
Less valuation allowance	(2,192,000)	(766,000)
	$—	$—

The income tax provisions for each of the six month periods ended June 30, 2004 and 2003 (unaudited), the years ended December 31, 2003 and 2002 and the period from inception to December 31, 2001 would have been zero.

NOTE 11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	Quarter Ended
	March 31	June 30	September 30	December 31
2003
Revenue	$4,702,409	$5,187,216	$5,570,340	$10,266,631
Gross Profit	$1,709,739	$2,633,552	$3,849,943	$7,327,181
Net Loss	$(461,149)	$(641,698)	$(826,523)	$(1,896,659)

2002
Revenue	$3,231	$848	$171,970	$2,365,372
Gross Profit	$3,231	$(5,199)	$76,179	$805,478
Net Loss	$(133,593)	$(283,151)	$(629,055)	$(809,544)

Per share information has not been presented, as it is considered to be not applicable to a limited liability company.